UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  [insert date]

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NETWORK 1 FINANCIAL GROUP, INC

(Exact name of registrant as specified in its charter)

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Delaware	001-14753	11-3423157
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2 Bridge Avenue, 4th Floor

Red Bank, NJ  07701
(Address of Principal Executive Offices) (Zip Code)

(732) 758-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	3.02 Unregistered Sale of Equity Securities

On August 31, 2012, Network 1 Financial Group, Inc. (the “Company”) issued 2,355,430 million shares of $0.001 par value Company common stock to Frank Ciolli (“FC”).  As consideration for such shares, FC paid $94,217.20 in fully paid for free trading securities.  The sale was exempt from registration pursuant to Regulation D, promulgated under the Securities Act of 1933, because FC is an accredited investor.  Attached hereto as Exhibit 10.1, and incorporated by this reference as though fully set forth herein, is the Subscription Agreement (Private Placement Securities Purchase Agreement) memorializing the transaction (the “SPA”).

The Company now has 55,340,487shares of common stock outstanding.  FC owns or controls 2,855,430 shares of the Company’s common stock, constituting 5.1% of the outstanding shares.

Item	9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Subscription Agreement (Private Placement Securities Purchase Agreement), by and between Network 1 Financial Group, Inc. and Frank Ciolli.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date September 7, 2012

NETWORK 1 FINANCIAL GROUP, INC.

By:	/s/ Damon Testaverde
Damon Testaverde
President